UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2015

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

On September 25, 2015, Behringer Harvard Opportunity REIT II, Inc. (the “Company”) held its annual meeting of stockholders.  A total of 13,706,666 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 53.35% of the total number of shares entitled to vote at the meeting.

Proposal 1 — Election of Directors.

At the annual meeting, the Company’s stockholders voted on Proposal 1, electing the six nominees listed below to serve as directors until the next annual meeting of stockholders, or as otherwise provided in the Company’s governing documents.  The votes cast with respect to each director were as follows:

Nominee	For	Withheld	Broker Non-Votes
Robert S. Aisner	10,787,203	508,252	2,411,211
Andreas K. Bremer	10,789,549	505,906	2,411,211
Michael D. Cohen	10,848,084	447,371	2,411,211
Diane S. Detering-Paddison	10,786,977	508,478	2,411,211
Jeffery P. Mayer	10,779,069	516,386	2,411,211
Cynthia Pharr Lee	10,778,241	517,214	2,411,211

Proposal 2 — Ratification of Selection of Auditors.

In addition to electing directors, the stockholders voted on and approved Proposal 2, to ratify the audit committee’s selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  The results for approval of Proposal 2 were as follows:

For	Against	Abstain
13,396,635	127,428	182,603

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: September 29, 2015	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President — Legal, General Counsel, and Secretary